EXHIBIT 1

                             JOINT FILING AGREEMENT


              JOINT FILING AGREEMENT (this "Agreement"), dated as of February 13, 2001 among TPG Semiconductor Holdings LLC, a Delaware limited liability company ("TPG Semiconductor"), TPG Partners II, L.P., a Delaware limited partnership ("Partners"), TPG Parallel II, L.P., a Delaware limited partnership ("Parallel"), TPG Investors II, L.P., a Delaware limited partnership ("Investors"), TPG 1999 Equity Partners, L.P., a Delaware limited partnership ("TPG 1999"), TPG GenPar II, L.P., a Delaware limited partnership ("GenPar") and TPG Advisors II, Inc., a Delaware corporation, ("Advisors").

                               W I T N E S S E T H

              WHEREAS, as of the date hereof, each of TPG Semiconductor, Partners, Parallel, Investors, TPG 1999, GenPar and Advisors is filing a
Schedule 13G under the Securities Exchange Act of 1934 (the "Exchange Act") with respect to securities of ON Semiconductor Corporation (the "Schedule 13G");

              WHEREAS, each of TPG Semiconductor, Partners, Parallel, Investors, TPG 1999, GenPar and Advisors is individually eligible to file the Schedule 13G;

              WHEREAS, each of TPG Semiconductor, Partners, Parallel, Investors, TPG 1999, GenPar and Advisors wishes to file the Schedule 13G and any amendments thereto jointly and on behalf of each of TPG Semiconductor, Partners, Parallel, Investors, TPG 1999, GenPar and Advisors, pursuant to Rule 13d1(k)(1) under the Exchange Act;

              NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the parties hereto agree as follows:

              1. TPG Semiconductor, Partners, Parallel, Investors, TPG 1999, GenPar and Advisors hereby agree that the Schedule 13G is, and any amendments thereto will be, filed on behalf of each of TPG Semiconductor, Partners, Parallel, Investors, TPG 1999, GenPar and Advisors pursuant to Rule 13d1(k)(1)(iii) under the Exchange Act.

              2. Each of TPG Semiconductor, Partners, Parallel, Investors, TPG 1999, GenPar and Advisors hereby acknowledges that, pursuant to Rule 13d1(k)(1)(i) under the Exchange Act, it is responsible for the timely filing of the Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning it contained therein, and is not responsible for the completeness and accuracy of the information concerning any of the other parties contained therein, unless it knows or has reason to know that such information is inaccurate.

              3. Each of TPG Semiconductor, Partners, Parallel, Investors, TPG 1999, GenPar and Advisors hereby agrees that this Agreement shall be filed as an exhibit to the Schedule 13G, pursuant to Rule 13d1(k)(1)(iii) under the Exchange Act.

              IN WITNESS WHEREOF, the parties have caused this Agreement to be executed individually or by their respective directors hereunto duly authorized as of the day and year first above written.

                                            TPG Semiconductor Holdings LLC


                                            By: /s/ Richard A. Ekleberry
                                            -----------------------------------
                                            Name: Richard A. Ekleberry
                                            Title: Vice President

                                            TPG Partners II, L.P.
                                            By: TPG GenPar II, L.P.
                                            By: TPG Advisors II, Inc.


                                            By: /s/ Richard A. Ekleberry
                                            -----------------------------------
                                            Name: Richard A. Ekleberry
                                            Title: Vice President

                                            TPG Parallel II, L.P.
                                            By: TPG GenPar II, L.P.
                                            By: TPG Advisors III, Inc.


                                            By: /s/ Richard A. Ekleberry
                                            -----------------------------------
                                            Name: Richard A. Ekleberry
                                            Title: Vice President

                                            TPG Investors II, L.P.
                                            By: TPG GenPar II, L.P.
                                            By: TPG Advisors II, Inc.


                                            By: /s/ Richard A. Ekleberry
                                            ------------------------------------
                                            Name: Richard A. Ekleberry
                                            Title: Vice President


                                            TPG 1999 Equity Partners, L.P.,
                                            By: TPG Advisors II, Inc.


                                            By: /s/ Richard A. Ekleberry
                                            ------------------------------------
                                            Name: Richard A. Ekleberry
                                            Title: Vice President
                                            TPG GenPar II, L.P.
                                            By:  TPG Advisors II, Inc.


                                            By: /s/ Richard A. Ekleberry
                                            ------------------------------------
                                            Name: Richard A. Ekleberry
                                            Title: Vice President

                                            TPG Advisors II, Inc.

                                            By: /s/ Richard A. Ekleberry
                                            ------------------------------------
                                            Name: Richard A. Ekleberry
                                            Title: Vice President